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Exhibit 99.3

Certification of Chief Financial Officer

        In connection with the Annual Report on Form 10-K for the year ended December 31, 2002, of Financial Security Assurance Holdings Ltd. (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph W. Simon, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ JOSEPH W. SIMON Chief Financial Officer March 28, 2003

A signed original of this written statement required by Section 906 has been provided to Financial Security Assurance Holdings Ltd. and will be retained by Financial Security Assurance Holdings Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

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Certification of Chief Financial Officer